SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 31, 2001
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                             WASTE INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)


                                 North Carolina
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                 (State or other jurisdiction of incorporation)


            0-22417                                          56-0954929
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    (Commission file Number)                          (IRS Employer ID Number)


           3301 Benson Drive, Suite 601, Raleigh, North Carolina         27609
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code    (919) 325-3000
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               3949 Browning Place, Raleigh, North Carolina 27609
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.
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         On March 31, 2001, the Registrant completed its holding company reorganization. In the reorganization, the Registrant merged into Waste Industries MergeCo, LLC, a wholly-owned subsidiary of Waste Holdings, Inc., a new corporation formed by the Registrant for the purpose of becoming the holding company for the Registrant. Pursuant to the reorganization, each share of the Registrant's common stock was automatically converted into one share of Waste Holdings common stock. Waste Holdings shares began trading on Nasdaq on April 2, 2001 under the symbol "WWIN", the same symbol that the shares of the Registrant traded under. Waste Holdings will not send new stock certificates to the Registrant's shareholders. Shareholders will retain their certificates in the Registrant, which will represent an equivalent number of shares of Waste Holdings. New certificates will be distributed only as shares are traded or new shares are issued.


         Waste Industries, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi, Alabama, Georgia and Florida.

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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  WASTE INDUSTRIES, INC.



Date: April 2, 2001                               /s/ Stephen C. Shaw
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                                                  Stephen C. Shaw
                                                  Chief Financial Officer
                                                  (Principal Financial Officer)

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